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                                                                   EXHIBIT 10.42


                               M E M O R A N D U M



TO:               C. Boyd Clarke

FROM:             H. Charles Ford

RE:               Severance Arrangement

DATE:             March 4, 1997

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This will confirm the arrangement between you and U.S. Bioscience, Inc. (the
"Company") whereby you will receive a severance payment equal to the amount of your annual salary (exclusive of bonus) in the event of your involuntary termination by the Company for any reason other than serious misconduct (which is defined for this purpose as fraud, embezzlement, excessive unauthorized absences, or other serious acts of impropriety). If such an involuntary termination occurs, the Company will continue to provide medical coverage for you for one year following such termination and your then-outstanding stock options will continue to vest and remain exercisable during such one-year period.


                                                 H.C.F.